SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 7, 1999

                             SMITHFIELD FOODS, INC.
             (Exact name of registrant as specified in its charter)

           VIRGINIA                  0-2258            52-0845861
       (State or other            (Commission         (IRS Employer
jurisdiction of incorporation     File Number)     Identification No.)

      200 COMMERCE STREET
     SMITHFIELD, VIRGINIA                                 23430
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code (757) 365-3000

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

SMITHFIELD FOODS, INC. IS FILING THIS AMENDMENT TO ITS CURRENT REPORT ON FORM 8-K TO FILE CERTAIN HISTORICAL AND PRO FORMA FINANCIAL INFORMATION. THIS CURRENT REPORT REMAINS OTHERWISE IDENTICAL.

Smithfield Foods, Inc. ("Smithfield Foods") on May 7, 1999 completed the acquisition of Carroll's Foods, Inc. and its affiliated companies and partnership interests ("Carroll's Foods") for 4.2 million shares of Smithfield Foods, Inc. common stock and the assumption of approximately $231 million in debt, plus other liabilities. Friday's closing price of Smithfield Foods, Inc. common stock on the Nasdaq Stock Market was $26.50.

The acquisition includes 100% of the capital stock of Carroll's Foods, Inc.; Carroll's 50% interest in Smithfield-Carroll's; Carroll's 16% interest in Circle Four; Carroll's 50% interest in Tar Heel Turkey Hatchery, 100% of Carroll's turkey grow-out operation, Carroll's 49% interest in Carolina Turkeys, and certain hog production interests in Brazil and Mexico. Carroll's Foods, Inc. is the second largest hog production company in the U.S. and is headquartered in Warsaw, North Carolina. Smithfield-Carroll's is a hog production partnership with Smithfield Foods, headquartered in Waverly, Virginia. Circle Four is a hog production partnership with Smithfield Foods headquartered in Milford, Utah. Carolina Turkeys is a turkey processing partnership with Maxwell Farms, Inc., headquartered in Mount Olive, North Carolina, which produces approximately 290 million pounds of fresh turkeys and approximately 110 million pounds of processed turkey meats annually.

The final acquisition price is substantially less than the $500 million transaction value contained in the previously disclosed Letter of Intent executed by the parties on February 25, 1999. The revised purchase price was mutually agreed to in negotiations between the parties subsequent to the execution of the Letter of Intent. "The final purchase price more accurately reflects the value of Carroll's Foods. Based on this purchase price, Carroll's Foods production costs are as competitive as any in the hog production industry and, based on what we expect for hog prices going forward, the acquisition will be accretive to Smithfield Foods earnings in fiscal 2000," Joseph W. Luter, III, Chairman and CEO of Smithfield Foods, said.

The acquisition of Carroll's Foods makes Smithfield Foods the largest hog producer in the world, which complements its position as the largest pork processing company in the world. In addition, the Company has taken a major step toward achieving its long term strategic goal of becoming more vertically integrated by increasing its level of vertical integration to approximately 30% from its prior level of approximaetly 14%. The Company expects to produce approximately 5.6 million hogs and process approximately 19 million hogs in fiscal 2000.

"This single transaction accomplished what the Company had otherwise hoped to achieve in added hog production over the next five to 10 years, assuming such new production could even be added or developed given the current political and environmental climate in existence today." Luter said. He went on to say that the added hog production will further insulate the Company from the effects of major market swings in hog prices and fresh pork margins.

"This acquisition has put Smithfield Foods at what we consider to be an optimum and prudent level of vertical integration. As a consequence, we have no plans to increase our level of hog production in the United States in any significant way in the foreseeable future," Luter stated.

Going forward, the Carroll's Foods businesses will be conducted as a separate operating unit of Smithfield Foods that will be managed by its present management team which will remain substantially intact. "This is consistent with the Company's operating philosophy that permits its separate operating units a great deal of autonomy under their own management teams," Luter stated. He also said that the Company has worked very closely with Carroll's over the last decade and that he was very comfortable with Carroll's Foods management team.

Separately, the Company's Board of Directors approved the purchase by the Company of up to 2 million shares of its common stock from time to time in the open market or in private transactions.

Smithfield Foods, a major marketer of fresh pork and processed meats, includes among its brands Smithfield Lean Generation Pork, Smithfield Premium, Gwaltney, John Morrell, Patrick Cudahy, Lykes, Esskay, Kretschmar, Valleydale, Jamestown, Dinner Bell, Realean, Patrick's Pride, Great, Tobin's First Prize, Peyton's, Curly's, Ember Farms and others.

This news release may contain "forward-looking" information within the meaning of the federal securities laws. The forward-looking information may include statements concerning the Company's outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. The risks include availability and prices of raw materials, product pricing, the competitive environment and related market conditions, operating efficiencies, access to capital and actions of domestic and foreign governments.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          The Company hereby incorporates by reference its Current Report on Form 8-K filed July 19, 1999, which report contains the Company's Audited Historical Financial Statements for the Fiscal Year Ended May 2, 1999.

                                                                            Page
                                                                            ----
          (a)   Combined Financial Statements of Carroll's Group

                Report of Independent Certified Public Accountants            5

                Combined Balance Sheets - As of December 26, 1998             6

                Combined Statements of Operations - For the year ended
                December 26, 1998                                             8

                Combined Statement of Stockholders' Equity - For the year
                ended December 26, 1998                                       9

                Combined Statements of Cash Flows - For the year
                ended December 26, 1998                                      10

                Notes to Combined Financial Statements                       12

          (b) Pro Forma Consolidated Condensed Financial Statements of Smithfield Foods, Inc. and Subsidiaries (Unaudited)

                Pro Forma Consolidated Condensed Balance Sheet - As of
                May 2, 1999                                                  28

                Pro Forma Consolidated Condensed Statement of
                Operations - For the Fifty-two Weeks Ended May 2, 1999       29

                Pro Forma Consolidated Condensed Statement of Operations
                -   For the Fifty-three Weeks Ended May 3, 1998              30

                Notes to Pro Forma Consolidated Condensed
                Financial Statements                                         31

          (c)   Exhibit Index


         Exhibit 2.1 Acquisition Agreement among Smithfield Foods, Carroll's Foods and certain affiliates, Carroll M. Baggett, James
                      O. Mathews and Jeffrey S. Matthews, dated as of May 3, 1999 (exhibits as executed are filed below as exhibits 2.2, 2.3 and 2.4) (schedules are omitted, but the registrant hereby agrees upon request of the Commission to furnish schedules supplementally).

         Exhibit 2.2 Escrow Agreement among Smithfield Foods, Carroll M. Baggett, James O. Matthews, Jeffrey S. Matthews and McGuire, Woods, Battle & Boothe LLP, dated as of May 7, 1999.

         Exhibit 2.3 Agreement with Shareholders by and between Smithfield Foods and each of Jeffrey S. Matthews, Carroll M. Baggett and James O. Matthews, dated as of May 7, 1999.

         Exhibit 2.4 Registration Rights Agreement by and between Smithfield Foods and each of Jeffrey S. Matthews, Carroll M. Baggett and James O. Matthews, dated as of May 7, 1999.

         Exhibit 23.1 Consent of Independent Public Accountants

         Exhibit 23.2 Consent of Independent Public Accountants

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To Carroll's Group:


We have audited the accompanying combined balance sheet of Carroll's Group (the Company), comprised of the companies identified in Note 1, as of December 26, 1998, and the related combined statement of operations, stockholders' equity and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Carroll's Group at December 26, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


As explained in Note 14 to the combined financial statements, in 1998 the Company changed its method of accounting for start-up costs, lower of cost or market inventory valuation and capitalizing the costs of unborn pigs.



                            /s/ Arthur Andersen LLP

Raleigh, North Carolina,
June 9, 1999.



                                 CARROLL'S GROUP

                   COMBINED BALANCE SHEET -- DECEMBER 26, 1998

                                     ASSETS
                                    --------
CURRENT ASSETS:
    Cash and cash equivalents                                                     $    725,266
    Short-term marketable equity securities (Note 16)                               22,140,625
    Accounts receivable:
       Trade                                                                         2,092,501
       Smithfield Foods, Inc.                                                       15,633,548
       Affiliate                                                                    24,769,015
       Stockholders                                                                  4,960,293
       Other                                                                         4,887,492
                                                                                  -------------
                                                                                    58,238,972
    Inventories:
       Swine                                                                       112,480,362
       Turkeys                                                                      14,160,142
       Feed                                                                          8,998,964
       Other                                                                         1,839,167
                                                                                  -------------
                                                                                   137,478,635
    Prepaid expenses and other                                                       2,727,952
                                                                                  -------------
                 Total current assets                                              221,311,450
                                                                                  -------------
PROPERTY, PLANT AND EQUIPMENT, at cost:
       Land                                                                         10,212,994
       Feed manufacturing facilities                                                22,346,513
       Swine facilities                                                             87,042,824
       Buildings and improvements                                                    9,030,082
       Prepaid leases and breeding stock                                            35,326,417
       Vehicles                                                                     20,283,709
       Machinery and equipment                                                      31,566,590
       Other                                                                         5,603,268
                                                                                  -------------
                                                                                   221,412,397
       Less - Accumulated depreciation                                             (90,190,111)
                                                                                  -------------
                                                                                   131,222,286
                                                                                  -------------
OTHER ASSETS:
    Investments in affiliates                                                       46,896,122
    Marketable equity securities (Note 16)                                          75,705,413
    Other investments                                                                3,928,297
                                                                                  -------------
                                                                                   126,529,832
                                                                                  -------------
    Long-term notes receivable:
       Stockholders and officers                                                     7,611,832
       Affiliates                                                                   29,377,581
       Growers and other                                                            14,921,476
                                                                                  -------------
                                                                                    51,910,889
    License agreement, net of accumulated amortization of $3,156,074                 3,354,978
    Other assets                                                                     5,118,056
                                                                                  -------------
                                                                                  $539,447,491
                                                                                  =============





                                 CARROLL'S GROUP

                   COMBINED BALANCE SHEET -- DECEMBER 26, 1998





                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------
CURRENT LIABILITIES:

    Accounts payable                                                                                  $  8,754,487
    Accrued expenses and other current liabilities                                                       7,113,558
    Accrued contract grower payments                                                                    10,106,277
    Current installments of notes payable                                                              109,784,000
    Current installments of capital lease obligations                                                      201,321
                                                                                                      -------------
                 Total current liabilities                                                             135,959,643
                                                                                                      -------------
LONG-TERM DEBT AND NOTES PAYABLE:
    Long-term debt and notes payable                                                                   121,255,249
    Loans payable to affiliates                                                                         19,941,041
    Capital lease obligations, excluding current installments                                            2,538,585
                                                                                                      -------------
                 Total long-term debt and notes payable                                                143,734,875
                                                                                                      -------------
COMMITMENTS AND CONTINGENCIES (Notes 4, 6, 8, 9 and 10)
DEFERRED AND OTHER LONG-TERM LIABILITIES:
    Deferred compensation and benefits                                                                   6,370,213
    Other deferred liabilities                                                                             771,475
    Reserve for phantom stock plan                                                                       2,709,166
                                                                                                      -------------
                                                                                                         9,850,854
                                                                                                      -------------
                 Total liabilities                                                                     289,545,372
                                                                                                      -------------
STOCKHOLDERS' EQUITY:
    Contributed capital                                                                                 45,388,191
    Retained earnings                                                                                  135,560,076
    Accumulated other comprehensive income                                                              68,953,852
                                                                                                      -------------
                 Total stockholders' equity                                                            249,902,119
                                                                                                      -------------
                                                                                                      $539,447,491
                                                                                                      =============

The accompanying notes to combined financial statements are an integral part of this balance sheet.

                                 CARROLL'S GROUP

                        COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 26, 1998





SALES                                                                                                $347,937,638
COST OF SALES                                                                                         319,884,606
                                                                                                     -------------
                 Gross profit                                                                          28,053,032
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                                                           81,320,193
                                                                                                     -------------
                 Total operating loss                                                                 (53,267,161)
                                                                                                     -------------
OTHER INCOME (EXPENSE):

    Equity in net losses of investments in affiliates                                                  (1,170,990)
    Interest income                                                                                    12,813,038
    Gain on sale of marketable securities                                                               5,889,481
    Interest expense                                                                                  (22,529,135)
    Decrease in phantom stock plan liability                                                            2,426,657
    Forgiveness of debt to affiliate                                                                   (1,666,427)
    Miscellaneous income, net                                                                           2,258,099
                                                                                                     -------------
                                                                                                       (1,979,277)
                                                                                                     -------------
LOSS BEFORE CUMULATIVE EFFECT OF CHANGES IN ACCOUNTING PRINCIPLES                                     (55,246,438)
CUMULATIVE EFFECT OF CHANGES IN ACCOUNTING PRINCIPLES (Note 14)                                        18,680,213
                                                                                                     -------------
                 Net loss                                                                             (36,566,225)

OTHER COMPREHENSIVE INCOME - Change in unrealized gains on marketable securities                       (2,467,325)
                                                                                                     -------------
                 Comprehensive loss                                                                  $(39,033,550)
                                                                                                     =============


The accompanying notes to combined financial statements are an integral part of this statement.

                                 CARROLL'S GROUP

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 26, 1998


                                                                                                   ACCUMULATED
                                                                                                      OTHER          TOTAL
                                                             CONTRIBUTED         RETAINED         COMPREHENSIVE   STOCKHOLDERS'
                                                               CAPITAL           EARNINGS            INCOME         EQUITY
                                                             -----------         --------         -------------   -------------
BALANCE, December 27, 1997                                  $45,388,191       $181,678,673      $71,421,177        $298,488,041
    Change in unrealized gain on marketable securities                0                  0       (2,467,325)         (2,467,325)
    Dividends paid                                                    0         (9,552,372)               0          (9,552,372)
    Net loss                                                          0        (36,566,225)               0         (36,566,225)
                                                            -----------       -------------     ------------       ------------
BALANCE, December 26, 1998                                  $45,388,191       $135,560,076      $68,953,852        $249,902,119
                                                            ===========       =============     ============       ============



The accompanying notes to combined financial statements are an integral part of this statement.

                                 CARROLL'S GROUP

                        COMBINED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 26, 1998

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                                                  $ (36,566,225)
    Adjustment to reconcile net income to net cash provided by operating activities:
          Write-off of start-up costs                                                               2,092,501
          Depreciation and amortization                                                            15,633,548

          Gain on disposal of property, plant and equipment, excluding breeding stock                (161,964)
          Loss on disposal of breeding stock                                                       10,420,320
          Gain of sale of marketable equity securities                                             (5,889,481)
          Equity in net losses of subsidiaries                                                      1,170,990
          Change in assets and liabilities:
              Decrease in accounts receivable                                                      38,952,336
              Increase in inventories, excluding transfers of breeding stock                      (25,276,288)
              Increase in prepaid expenses and other                                               (1,518,161)
              Increase in accounts payable                                                          1,347,439
              Decrease in reserve for phantom stock plan                                           (2,426,657)
              Increase in other deferred and long-term liabilities                                    781,222
              Increase in accrued expenses and contract grower payments                             3,165,954
                                                                                                --------------
                 Net cash provided by operating activities                                          1,725,534
                                                                                                --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property, plant and equipment                                                     (9,711,200)

    Proceeds from sale of property, plant and equipment, excluding
                 breeding stock                                                                       301,045
    Proceeds from sale of breeding stock                                                            9,800,412
    Proceeds from sale of marketable equity securities                                              8,712,096
    Increase in other investments                                                                    (601,599)
    Increase in other assets                                                                       (1,060,576)
    Increases in notes receivable, net                                                             (9,532,470)
                                                                                                --------------
                 Net cash used in investing activities                                             (2,092,292)
                                                                                                --------------
                                       10

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of long-term debt and notes payable - Banks                          $ 310,460,176
    Repayments of long-term debt and notes payable - Banks                                       (310,358,201)
    Principal payments under capital lease obligations                                               (172,708)
    Proceeds from issuance of long-term debt and notes payable - Other                             16,624,484
    Repayments of long-term debt and notes payable - Other                                         (4,896,680)
    Net change in borrowings with stockholders                                                     (4,600,006)
    Dividends                                                                                      (9,552,372)
                                                                                                --------------
                 Net cash used in financing activities                                             (2,495,307)
                                                                                                --------------
                 Net decrease in cash                                                              (2,862,065)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                                      3,587,331
                                                                                                --------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                                        $     725,266
                                                                                                ==============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION - Cash paid during the year for
   interest                                                                                     $  27,090,053
                                                                                                ==============
SUPPLEMENTAL DISCLOSURE OF INVESTING ACTIVITIES - During 1998, the Company
   transferred raised breeding stock of $15,379,613 from inventory to fixed assets

The accompanying notes to combined financial statements are an integral part of this statement.

                                 CARROLL'S GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 26, 1998




1.  SIGNIFICANT ACCOUNTING POLICIES:


BASIS OF PRESENTATION

Carroll's Group (the Company) is the combination of several companies, which are related through common stock ownership. The combined financial statements include accounts of Carroll's Foods, Inc., and its consolidated subsidiaries Carroll's Realty Partnership (a 99% owned partnership) and Carroll's Swine Investment Partnership (a 99% owned partnership). The combined financial statements also include the accounts of Carroll's Processing, Inc., Carroll's Foods of Virginia, Inc., Carroll's Farms of Virginia, Inc., Carroll's Capital, Inc., Carroll's Foods of Utah, Inc., Carroll's Realty, Inc., Carroll's Foods of Mexico, Inc. and Carroll's Foods of Brazil, LLC. The other 1% of Carroll's Realty Partnership and Carroll's Swine Investment Partnership are owned by Carroll's Realty, Inc. and Carroll's Foods of Virginia, Inc., respectively. All significant intercompany accounts and transactions have been eliminated in combination. These entities are presented on a combined basis as they represent the businesses acquired by Smithfield Foods, Inc. (Note 16). The Company's main operations are the production of market hogs with operations primarily in Eastern North Carolina and Virginia. The Company is also a turkey producer with operations located in Eastern North Carolina. Market hog and turkey sales represent approximately 70% and 24% of combined sales, respectively, for fiscal year 1998. Affiliated companies (20- to 50-percent owned) are accounted for using the equity method.


FISCAL YEAR

The Company has adopted a 52- and 53-week year that ends the last Saturday in December. The fiscal year ended December 26, 1998, consisted of 52 weeks.


USE OF ESTIMATES

The combined financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the combined financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and income and expenses for the period presented. Actual results could differ significantly from these estimates.


CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

RECEIVABLES AND CONCENTRATION OF CREDIT RISK

The Company writes off receivables when amounts are determined to be uncollectible. In the opinion of management, all uncollectible amounts have been written off. Therefore, there is no reserve recorded.

The Company has credit risk due to the small number of customers. The Company sells substantially all of its turkeys to two principal customers. Approximately 19% of the Company's turkey production is sold to a customer under a contract where selling prices are determined primarily on a cost-plus basis. The customer annually notifies the Company of the pounds they would like to purchase for the year. The contract states the Company is to deliver an amount plus or minus 5% of the amount specified. The remaining 81% of turkey production is sold to one of its affiliates, Carolina Turkeys (Note 2). There are two customers, Smithfield Foods, Inc. and Carolina Turkeys, who accounted for 46% and 47% of combined accounts receivable at December 26, 1998, respectively. These same two customers accounted for 65% and 19% of combined sales in fiscal year 1998, respectively.

Carroll's Foods, Inc. (Foods) sells substantially all of its swine to Smithfield Foods, Inc. under a sales agreement. The agreement specifies that Foods' swine production will be purchased by Smithfield Foods, Inc. with no minimum level of production required. The selling price is based on average market prices plus a premium based on carcass value. The term of this sales agreement, as amended, shall continue and exist through the date that is five years following the date of termination of the agreement given by either party thereto.

Carroll's Foods of Virginia, Inc. (Foods of Virginia) sells substantially all of its swine to Smithfield Foods, Inc. who is an affiliate of Smithfield-Carroll's Farms. The sales agreement specifies that Foods of Virginia's swine production will be purchased by Smithfield Foods, Inc. with no minimum level of production required. The selling price is based on average market prices plus a premium adjusted for carcass value as compared to the customer's standard carcass value. In addition, profits or losses from Foods of Virginia's operations are shared equally between Foods of Virginia and Smithfield Foods, Inc. Included in accounts receivable at December 26, 1998, is approximately $4,800,000 of Smithfield Foods, Inc.'s share of losses for the current year. The sales agreement is automatically renewed for one year each January 1 unless there is notice of termination by either party. Management does not anticipate termination of the agreement. During the year ended December 26, 1998, Foods of Virginia had sales of $57,362,104 to Smithfield Foods, Inc., of which $1,016,060 is included in accounts receivable at December 26, 1998. In addition, sales for the year ended December 26, 1998, includes $9,336,783, which represents Smithfield Foods, Inc.'s reimbursement to the Company for its pro rata share of Foods of Virginia's loss from operations.


REVENUE RECOGNITION

The Company recognizes revenues when the goods are shipped to the customer. Amounts received from customers prior to shipment are classified as deferred revenues.

INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out) or market. Costs include materials, labor and overhead.


HEDGING TRANSACTIONS

The Company at times utilizes commodity futures contracts to hedge its positions in feed commodities. Gains and losses on open and closed futures contracts are deferred and recognized when the hedged commodities are sold or purchased. Any realized hedging gains or losses on feed activity are included as a component of direct cost of sales once the related hogs or turkeys are sold.


PROPERTY, PLANT AND EQUIPMENT

The Company expenses property, plant and equipment under $1,000 as incurred and capitalizes any purchases above that amount at their historical cost. Depreciation of property, plant and equipment is charged to operations using either the straight-line or declining balance methods over the estimated useful lives of the respective assets as follows:


Feed manufacturing facilities                      15 - 30 years
Swine facilities                                   10 - 15 years
Buildings and improvements                          5 - 40 years
Prepaid leases and breeding stock                   2 -  3 years
Vehicles                                            3 - 10 years
Machinery and equipment                             3 - 10 years

Combined depreciation expense for the fiscal year was approximately $15,600,000. Included in other property, plant and equipment is construction-in-progress totaling $1,466,745 at December 26, 1998. Construction-in-progress consisted of construction of feed manufacturing facilities and swine facilities. Interest is capitalized based on the Company's average borrowing rate and the construction department cost are capitalized and allocated to projects based on their proportionate size. The amounts capitalized during fiscal year 1998 were not material.


BREEDING STOCK

Purchased and leased breeding animals are recorded at cost and depreciated over their estimated useful lives. Raised breeding animals are recorded at a standard value, which approximates salvage value.


INCOME TAXES

The companies comprising Carroll's Group operated as S corporations, with the exception of Carroll's Foods of Brazil, LLC, a limited liability corporation, for federal and state income tax purposes. As a result, the stockholders or members report the earnings of the companies on their individual tax returns.

START-UP COSTS

During the year, the Company implemented Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-up Activities." As such, the Company wrote off costs that had previously been capitalized as incurred when initially populating swine facilities with breeding stock (see Note 14).


MARKETABLE SECURITIES

The majority of the Company's investments consist primarily of stock in Smithfield Foods, Inc., to which the Company sells substantially all of its swine. The Company has classified all equity securities as available-for-sale in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." These securities are carried at fair value based on quoted market prices with the unrealized gains and losses reported as a separate component of stockholders' equity. The cost of securities sold is determined using the average cost method when computing realized gains and losses. There was a realized gain of approximately $5,900,000 on investments sold during 1998 with total proceeds of approximately $8,700,000. At December 26, 1998, the net unrealized gain in the Company's investments was $68,953,852.

Subsequent to year-end, the market price of stock in Smithfield Foods, Inc. declined significantly. Through May 2, 1999, the Company sold 200,000 shares with a gain of approximately $4.2 million. The fair market value and unrealized gain were reduced to approximately $55.6 million and $38.3 million, respectively. As of May 2, 1999, the shares held by the Company were distributed to the stockholders as they were excluded from the subsequent purchase of the Company by Smithfield Foods, Inc. (see Note 16).


CONTRACT GROWER PAYMENTS

Payments to swine and turkey growers are accrued based on the number (and size, for pigs) of animals on hand at month-end. This entry is reversed each month as payments are made to growers when the animals are either sold or transferred from the grower's farm to another farm. Also included in the grower payment accrual is a bonus to contract farrowing growers. They are paid a quarterly bonus for the number of pigs per sow per year over budget that are transferred live from their farm.

NEW ACCOUNTING PRONOUNCEMENTS

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 standardizes the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, by requiring that an entity recognize those items as assets or liabilities in the statement of financial position and measure them at fair value. This statement is effective for fiscal years beginning after June 15, 1999. The Company does not expect the adoption to have a material effect on the Company's financial statements.

2.  INVESTMENT IN AFFILIATES:

The Company has investments in affiliates that are accounted for using the equity method. The affiliates engage in turkey or hog production or activities that support the Company. Equity affiliates include Tar Heel Hatchery, Inc. (50%), Carroll's Foods do Brazil, S.A. (50%), Carolina Turkeys (49%), Granjas Carroll de Mexico (50%), Smithfield-Carroll's Farms (50%) and Circle Four Group (33%). The Company's share of earnings or losses of these affiliates is included in income as earned. The Company's total investment at December 26, 1998, is as follows:


Investment in equity                                 $73,740,961
Equity in cumulative losses                           (3,929,059)
Distributions of investment                          (22,915,780)
                                                  ---------------
         Total investment in affiliates              $46,896,122
                                                  ===============

Summarized combined balance sheet and statement of operations of the affiliates are as follows:



                                                          1998
                                                      (UNAUDITED)
Combined balance sheets-
    Current assets                                    $ 94,859,403
    Noncurrent assets                                  244,701,279
                                                      -------------
                 Total assets                         $339,560,682
                                                      =============
    Current liabilities                                 93,786,244
    Noncurrent liabilities                              85,581,660
                                                      -------------
                 Total liabilities                     179,367,904
    Equity                                             160,192,778
                                                      -------------
                                                      $339,560,682
                                                      =============
Combined statements of operations-
    Net sales                                         $377,278,446
    Cost of goods sold                                 315,067,368
                                                      -------------
    Gross profit                                        62,211,078
    Administrative and interest expense                 73,543,160
                                                      -------------
Net losses                                            $(11,332,082)
                                                      =============

The above combined balance sheets and statements of operations excludes Carroll's Foods do Brazil, S.A. as the information was not available and is not material to the Company's overall financial position. Carroll's Foods do Brazil, S.A. had net sales of approximately $2,000,000 (unaudited) and net losses of approximately $292,000 (unaudited) for the year ended December 26, 1998.

3.  NOTES RECEIVABLE:



Notes receivable consisted of the following:


Prime rate (7.75% at December 26, 1998), notes receivable from officers and
     stockholders, due on demand                                                                        $ 7,611,832
Prime rate (7.75% at December 26, 1998), notes receivable from A Taste of
     Country (an affiliated company), due on demand                                                         173,717
Note receivable from Carroll's Foods of the Midwest, Inc. (an affiliated company) with interest at prime rate (7.75% at December 26, 1998), due on
     demand                                                                                              18,497,309
Note receivable from Carroll's Foods of Kentucky, LLC (an affiliated company)
     with interest at Carroll's Foods, Inc.'s average borrowing rate (5.42% at
     December 26, 1998), due on demand                                                                      389,000
Receivable from Cape Fear Farm Credit Association, due in varying amounts,
     noninterest bearing                                                                                    459,113
Prime rate (7.75% at December 26, 1998), note receivable from Circle Four Group
     (an affiliated company), due on demand                                                               3,000,000
Receivable from Carolina Turkeys (an affiliated company) with interest at the
     Federal Funds Rate plus 1% (5.625% at December 26, 1998), due on demand                              7,448,000
Notes receivable from growers and others with interest rates varying from prime
     (7.75% at December 26, 1998), less 1/2% to prime plus 2%                                            14,288,646
Other notes receivable from stockholders and affiliated companies                                            43,272
                                                                                                     ---------------
                                                                                                        $51,910,889
                                                                                                     ===============


The above notes receivable are reflected as noncurrent assets as no payments are anticipated during the coming year.


Payments on the notes receivable from growers are deducted from contract payments made to growers by the Company as either an amount or a percentage of the gross payment agreed to by the Company and the borrower. Since the note payments are contingent on grower production, the entire balance is classified as noncurrent. The balance at December 26, 1998, includes receivables of $357,043 from affiliated companies and $785,734 from a stockholder who is also a grower.

4.  LONG-TERM DEBT AND NOTES PAYABLE:


Long-term debt and notes payable to banks consisted of the following:


Advances outstanding under a $55,000,000 line of credit expiring September 24,
     1999, bearing interest at variable rates (5.31% at December 26, 1998)                            $ 12,300,000
Advances outstanding under a $80,000,000 line of credit expiring August 28,
     2000, bearing interest at variable rates (5.76% at December 26, 1998)                              80,000,000
Advances outstanding under a $55,000,000 line of credit due on demand and expiring January 27, 1999, bearing interest at variable rates (5.15% at
     December 26, 1998), paid in 1999 with cash on hand and borrowings on other
     existing lines                                                                                     52,600,000
Advances outstanding under a $65,000,000 line of credit expiring August 28,
     1999, bearing interest at variable rates (5.61% at December 26, 1998)                              20,700,000
Variable rate note payable (7.025% at December 26, 1998), to Colonial Farm
     Credit, ACA under a $28,000,000 revolving credit agreement; payable on demand; interest payable monthly 24,184,000 Advances outstanding under a
     $50,000,000 line of credit expiring on August 28, 2000, bearing interest at
     variable rates (5.61% at December 26, 1998)                                                        41,081,500
Other                                                                                                      173,749
                                                                                                      -------------
                                                                                                       231,039,249
Less - Current portion                                                                                 109,784,000
                                                                                                      -------------
                                                                                                      $121,255,249
                                                                                                      =============

These lines of credit are used by the Company to meet seasonal working capital demands. The lines of credit are collateralized by all inventories and accounts receivable and a guarantee from Carroll's Foods of the Midwest, Inc., a company affiliated through common stock ownership. In addition, the banks have first lien on all properties of the Company. Availability on the unused portions of the above lines of credit is $51,686,610 at December 26, 1998.


The loan agreements related to the above lines of credit contain covenants and restrictions relating to, among other things, the maintenance of certain financial ratios and the creation of additional indebtedness, liens and guarantees. In addition, the agreements limit the amount of dividends that may be paid to stockholders. At December 26, 1998, the Company is in compliance with the loan agreements.


The Company is co-borrower on the Colonial Farm Credit, ACA notes with Smithfield-Carroll's Farms. The amount of these obligations included in the Company's financial statements is the line of credit for which the Company is primarily responsible. In addition, the Company is contingently liable for mortgage notes payable totaling $24,545,349, which are recorded on Smithfield-Carroll's Farms' books.

The loan agreement relating to the Colonial Farm Credit, ACA notes contains covenants and restrictions relating to, among other things, the maintenance of certain financial ratios, creation of additional indebtedness, liens and guarantees, and expenditures for property and equipment. In addition, the agreement limits the amount of dividends that may be paid to stockholders. At December 26, 1998, the Company is in compliance with these restrictive covenants. These notes are secured by substantially all of the Company's accounts receivable, inventory, equipment, farm products and personal property.


At December 26, 1998, the Company had an unsecured $2,000,000 bank overdraft line of credit bearing interest at prime rate (7.75% at December 26, 1998). There were no borrowings against the bank overdraft line at December 26, 1998.


The aggregate principal maturities of notes payable - banks are as follows:


                     1999          $109,784,000
                     2000           121,255,249
                                 ---------------
                                   $231,039,249
                                 ===============


5.  NOTES PAYABLE TO AFFILIATES:



Notes payable to affiliates consisted of the following:


     Variable rate (7.025% at December 26, 1998), unsecured note
       payable to Pork Plus                                                        $    50,000
     Variable rate (7.025% at December 26, 1998), unsecured note
       payable to Mathews Family Properties                                          1,290,000
     Prime rate (7.75% at December 26, 1998), note payable to
       Carroll's Foods of the Midwest, Inc., due on demand                           6,761,845

Noninterest bearing unsecured note payable to Smithfield-Carroll's Farms            11,839,196
                                                                                   ------------
                                                                                   $19,941,041
                                                                                   ============



All of the above notes are classified as long-term liabilities since the holders of these notes have agreed to waive their right of repayment during 1999, unless the notes are refinanced with other long-term debt.


6.  TRANSACTIONS WITH OFFICERS, STOCKHOLDERS AND AFFILIATES:


The Company leases swine and feed mill facilities from Smithfield-Carroll's Farms. The lease is a noncancellable operating lease expiring January 31, 2007. The terms of the lease allow for the rental rate to be adjusted on an annual basis pursuant to the mutual agreement of the parties. During the year ended December 26, 1998, the Company incurred $7,428,698 in rentals under this lease. At December 26, 1998, the Company had $1,361,436 outstanding in accounts payable to Smithfield-Carroll's Farms.

The following is a schedule of future minimum rentals to be paid under the lease as of December 26, 1998. This schedule reflects only rentals on swine facilities (or portions of swine facilities) and feed mill facilities in use at December 26, 1998, and does not anticipate rental from completion of future construction.


                         1999             $ 7,637,895
                         2000               7,637,895
                         2001               7,637,895
                         2002               7,637,895
                         2003               7,637,895
                         Thereafter        23,550,174
                                         -------------
                                          $61,739,649
                                         =============

The Company performs construction services for Smithfield-Carroll's Farms. Total construction sales for 1998 amounted to $97,227, which is included in sales in the accompanying statement of operations. At December 26, 1998, accounts receivable included $2,057 from Smithfield-Carroll's Farms for these construction services.

During the year ended December 26, 1998, the Company had sales of approximately $66,924,000 to Carolina Turkeys, a 49%-owned partnership interest of the Company. The selling prices are determined using current market rates. In connection with these transactions, the Company had accounts receivable of $24,769,015 at December 26, 1998.

The Company purchases the majority of its turkey poults from Tar Heel Hatchery, Inc., a 50%-owned company. Such purchases amounted to approximately $10,654,000 during the year ended December 26, 1998. The purchase price is based on each company's proportionate cost based on the end market sales price for the bird. In connection with these transactions, the Company had no trade accounts payable outstanding at December 26, 1998.

The Company sold feeder pigs to Carroll's Foods of the Midwest, Inc., a company affiliated through common stockholder ownership. The total of these sales for the year was $1,268,783. The selling price was based on internal pricing standards.

During 1998, the Company forgave debt in the amount of $1,666,427, which was due from Carroll's Foods of Kentucky, LLC, a company affiliated through common stockholder ownership. This amount is included as a component of miscellaneous income, net.

The Company leases land and facilities from officers and stockholders. Total rent expense to these officers and stockholders totaled approximately $1,129,000 in 1998. In addition, certain officers of the Company operate contract swine and turkey farms for the Company. Grower payments made to these officers totaled approximately $727,000 in 1998.

7.  LICENSE AGREEMENT:

During 1991, the Company was assigned all rights and privileges of a license agreement that was entered into by Smithfield-Carroll's Farms. The license agreement is for the exclusive rights to breed and produce a line of swine within the United States. The license is being amortized on the straight-line method over its 25-year life. Amortization expense for fiscal year 1998 was $530,982. Additional management fees due in quarterly installments under this agreement, along with the breeding stock, are being amortized over 10 years, the expected useful life of the breeding stock.


8.  EMPLOYEE BENEFIT PLANS:

DEFINED BENEFIT PENSION PLAN

The Company has a profit-sharing plan and a 401(k) savings plan. Effective January 1, 1989, these plans were frozen and a new noncontributory defined benefit plan was created.

All eligible employees of the Company are covered by the Company's defined benefit pension plan (the Plan) which was effective on January 1, 1989, with benefits based on prior and future service. The Plan is available to all employees of the Company (as defined by the Internal Revenue Code) upon completion of a qualifying year of service (as defined) and the attainment of age 21. Recorded plan costs are the amounts determined as necessary to meet statutory funding requirements using the entry age actuarial cost method.

The Company has adopted SFAS No. 132, "Employers' Disclosures About Pensions and Other Postretirement Benefits," which changes the disclosure requirements for pensions and other postretirement benefits. The following tables display information regarding the Company's retirement plan benefits in accordance with SFAS No. 132:


Change in benefit obligation-
    Benefit obligation at beginning of year                    $(10,885,186)
    Service cost                                                   (976,815)
    Interest cost                                                  (730,116)
    Actuarial gain (loss)                                           333,528
    Benefit payments                                                239,919
                                                               -------------
    Benefit obligation at end of year                          $(12,018,670)
                                                               =============
Change in plan assets-
    Fair value of plan assets at beginning of year             $  9,565,356
    Actual return on plan assets                                  1,897,357
    Employer contributions                                          300,462
    Benefit payments                                               (239,919)
                                                               -------------
    Fair value of plan assets at end of year                   $ 11,523,256
                                                               =============

    Funded status                                              $   (495,414)
    Unrecognized net gain                                          (992,859)
    Unrecognized prior service cost                                 163,693
                                                               -------------
    Net amount recognized                                      $ (1,324,580)
                                                               =============
Amounts recognized in the financial statements consist of-
     Prepaid benefit cost                                      $  1,143,420
      Accrued benefit liability                                  (2,468,000)
                                                               -------------
     Net amount recognized                                     $ (1,324,580)
                                                               =============

Weighted average assumptions as of December 26, 1998-
        Discount rate                                               7%
        Long-term return on assets                                  8%
        Rate of compensation increase                               5%
                                                               =============
        Components of net periodic benefit cost-
        Service cost                                           $   976,815
        Interest cost                                              730,116
        Expected return on assets                                 (784,398)
        Amortization of unrecognized prior service cost             16,369
                                                               -------------
                Net periodic cost                              $   938,902
                                                               =============

DEFERRED COMPENSATION AND BENEFITS

Executives can elect to have a portion of their pay withheld and contributed to a deferred compensation plan on a tax-deferred basis. The Company remits the money to a trustee to be invested. As such, there is an investment of approximately $3.2 million on the balance sheet included in other investments, with a corresponding liability for the same amount.

PHANTOM STOCK PLAN


Certain executives are eligible to participate in this plan based on shares of phantom stock of the Company which the individuals have been granted. Each year the participants receive a portion of the loss or income of the Company based on their number of phantom shares. The liability represents the cumulative balance of all participants.


LIFE INSURANCE POLICIES


The Company has purchased several life insurance policies on the stockholders and an officer with a combined face value of $29,500,000. Several of these policies are split dollar policies. As such, the Company records an asset to the extent of the premiums paid. Any excess cash surrender value would belong to the individual and, thus, is not recognized by the Company. There are no restrictions or loans outstanding on any of the policies. The asset recognized by the Company included in other assets is approximately $4,200,000 while the full cash surrender value of all policies combined is approximately $4,400,000. The premiums paid during the year were approximately $720,000.



9.  COMMITMENTS AND CONTINGENCIES:


Tar Heel Hatchery, Inc. has a $600,000 line of credit that has been guaranteed by the Company. At December 26, 1998, there were no outstanding borrowings on this line of credit.

Local farm owners have contracted to provide labor and facilities to raise swine owned by the Company. These growers are compensated by a standard fee per pound of marketed meat. Amounts accrued under such contracts totaled approximately $10,106,277 at December 26, 1998, and such amounts are included in swine inventory.

The Company has been named as a defendant in certain lawsuits. The suits are still in the discovery stages and trial dates have not been set. The Company does not believe that any of these actions will have a significant impact on its financial position or results of operations.

The Company is under investigation in several EEOC claims made against the Company. The Company does not believe that these actions will have a significant impact on its financial position or results of operations.

As is the case with other companies in the market hog industry, the Company could face significant exposure from potential claims and lawsuits involving environmental matters, some of which could involve substantial amounts. In addition, the Company could face significant future expenditures to comply with changing environmental laws and regulations.

The Company is partially self-insured for workers' compensation and medical and dental claims. The workers' compensation plan has a stop loss of $300,000 per accident. The medical and dental plan has a stop loss of $125,000 per individual per year with a lifetime maximum stop loss of $1,000,000. The liabilities are determined by estimating the run-out of known claims by a third-party administrator and adding an estimate for incurred but not reported claims based on historical results.

At times, the Company enters into futures contracts for corn and soybean commodities that are designated as hedges. Gains and losses on such futures contracts are recognized in the same accounting period in which the related hedged commodities are sold or purchased. Amounts held by brokers to cover the Company's margin requirements amounted to $833,077 at December 26, 1998, and are included in prepaid expenses and other. The total commitment on open contracts at year-end, with closing dates through September 1999, was $27,833,593 with unrealized losses of $418,738.


10.  LEASES:


The Company has entered into various capital leases with a stockholder that expire at various dates during the next 12 years. Assets held under capital leases are included in swine facilities and amounted to $1,884,371 (net of accumulated amortization of $1,720,011) at December 26, 1998. At December 26, 1998, the minimum rental commitments under noncancelable leases are as follows:




                            YEAR ENDED                               CAPITAL LEASES
------------------------------------------------------------------  ----------------

1999                                                                  $   610,500
2000                                                                      610,500
2001                                                                      610,500
2002                                                                      610,500
2003                                                                      610,500
Thereafter                                                              1,731,750
                                                                     -------------
Total minimum lease payments                                            4,784,250
    Less - Amount representing interest                                (2,044,344)
                                                                     -------------
Total obligations under capital leases                                  2,739,906
    Less - Current portion of capital lease obligations                  (201,321)
                                                                     -------------
Long-term obligations                                                 $ 2,538,585
                                                                     =============


Amortization of leased property under capital leases was $238,802 in 1998 and is included in direct cost of sales in the accompanying statement of operations.

11.  MARKET CONDITIONS:


The Company's costs to produce turkeys and market swine, as well as the estimated costs to complete turkeys and market swine in inventory may individually exceed market sales prices periodically during the year. There was no write-down required in 1998 and there have been no significant downturns in the market since year-end.


12.  STOCKHOLDERS' EQUITY:


As discussed in Note 1, the companies comprising Carroll's Group elected S Corporation status, with the exception of Carroll's Foods of Brazil, LLC, which is a limited liability corporation, for federal and state income tax purposes. All companies are incorporated in North Carolina. The Company anticipates that it will make dividend distributions to the stockholders, subject to the limitations of the loan agreements as described in Note 4.


Combined contributed capital is comprised of the following:

                                                                                                           TOTAL
                                                                     ADDITIONAL       SHAREHOLDER       CONTRIBUTED
                      COMPANY                        COMMON STOCK  PAID-IN CAPITAL     RECEIVABLE         CAPITAL
---------------------------------------------------- ------------  ---------------  --------------  ----------------

Carroll's Foods, Inc., $100 par value, 2,000
    shares authorized, 328 issued and outstanding        $32,800       $37,354,963      $       0        $37,387,763
Carroll's Processing, Inc., $1 par value, 100
    shares authorized, issued and outstanding                100                 0              0                100
Carroll's Foods of Virginia, Inc., $1 par value,
    100,000 shares authorized, 328 issued and
    outstanding                                              328         7,899,672              0          7,900,000
Carroll's Farms of Virginia, Inc., $1 par value,
    100,000 shares authorized, 328 issued and
    outstanding                                              328            99,672              0            100,000
Carroll's Capital, Inc., $10 par value, 328 shares
    authorized, issued and outstanding                     3,280            96,720       (100,000)                 0
Carroll's Foods of Utah, Inc., no par value,
    100,000 shares authorized, 328 issued and
    outstanding                                            1,000                 0         (1,000)                 0
Carroll's Realty, Inc., no par value, 100,000
    shares authorized, 328 issued and outstanding            328                 0              0                328
Carroll's Foods of Mexico, Inc., no par value,
    100,000 shares authorized, 328 issued and
    outstanding                                            1,000                 0         (1,000)                 0
Carroll's Foods of Brazil, LLC. contributed
    capital                                                    0             1,000         (1,000)                 0
                                                     ------------   ---------------  -------------   ----------------
                                                         $39,164       $45,452,027      $(103,000)       $45,388,191
                                                     ============   ===============  =============   ================

13.  FAIR VALUE OF FINANCIAL INSTRUMENTS:


The Company's financial instruments are cash and cash equivalents, marketable equity securities, other investments, receivables, notes receivable, payables, notes payable, capital leases, debt and futures contracts. The carrying value of such instruments approximates market value.


14.  ACCOUNTING CHANGES:


During 1998, the Company changed its method of accounting for start-up costs, lower of cost or market valuation of inventories and capitalizing the costs of unborn pigs. The change in start-up costs involved expensing these costs as incurred, rather than capitalizing and subsequently amortizing such costs. The Company feels this method is preferable given emerging accounting guidance on these costs. The change in lower of cost or market inventory valuation method involved adopting a policy whereby the calculation is performed using the best available information two weeks after year-end when the books are closed. Any material changes at the time of financial statement preparation will be disclosed (see Note 11). The Company feels this method is preferable as it facilitates the timely closing of the books. The change in unborn pigs involved capitalizing the costs related to unborn pigs, rather than expensing those costs and capitalizing pigs at birth. The Company feels this method is preferable as it is industry practice and better matches the expenses with the related revenues.


These changes in accounting principles resulted in the following adjustments, which are reflected as cumulative effect of changes in accounting principles in the accompanying statement of operations:


          Write-off of start-up costs                          $(2,092,501)
          Lower of cost or market adjustment                     7,965,649
          Capitalization of unborn pigs                         12,807,065
                                                              -------------
              Total cumulative effect                          $18,680,213
                                                              =============


15.  OPERATING SEGMENTS:


In fiscal 1998, the Company implemented SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which changes the way the Company reports information about its operating segments. The Company has two main operating segments (swine and turkeys) that are managed separately because each segment has a different product, which requires different procedures and has unique production cycles and issues. The swine operations include breeding and raising swine to market weight to be sold either as breeding stock or to slaughter operations. The turkey operations involve the grow-out and sale of turkeys. All other operations such as the sale of feed and other general and administrative activities not directly attributable to the two segments are shown as other in the tables below. The Company does not have significant transactions between segments.

The accounting policies of the segments are the same as those described in the significant accounting policies footnote. The Company evaluates performance based on operating earnings of the respective business units.


Segment information for the fiscal year ended December 26, 1998, is as follows:



                                                SWINE             TURKEYS          ALL OTHER             TOTAL
                                             -------------   ---------------    ----------------   ----------------

Condensed income statement:
    Sales                                      $258,234,894      $83,340,567       $   6,362,177      $347,937,638
    Cost of sales                               246,599,328       78,748,813          (5,463,535)      319,884,606
                                              -------------   ---------------   ----------------   ----------------
    Gross profit                                 11,635,566        4,591,754          11,825,712        28,053,032
    General and administrative expenses          63,465,399        4,921,576          12,933,218        81,320,193
                                              -------------   ---------------   ----------------   ----------------
    Operating loss                              (51,829,833)        (329,822)         (1,107,506)      (53,267,161)
    Other income (expense), net                           0                0          (1,979,277)       (1,979,277)
    Cumulative effect of change in
       accounting principle                      18,680,213                0                   0        18,680,213
                                              -------------   ---------------   -----------------  ----------------
                 Net loss                      $(33,149,620)     $  (329,822)      $  (3,086,783)     $(36,566,225)
                                              =============   ===============   =================  ================
Other disclosures:

    Interest income                            $          0      $         0       $  12,813,038      $ 12,813,038
    Interest expense                                      0                0         (22,529,135)      (22,529,135)
    Depreciation and amortization                 9,552,123          763,914           5,317,511        15,633,548
    Equity in the (loss) income of
       investees                                 (4,150,764)       2,979,774                   0        (1,170,990)
    Investment in affiliates                     13,534,788       25,714,867           7,646,467        46,896,122
    Capital expenditures                          8,959,889          160,843             590,468         9,711,200
    Total assets                               $316,683,431      $73,071,296       $ 149,692,764      $539,447,491
                                              =============   ===============   =================  ================


16.  SUBSEQUENT EVENTS:


On May 7, 1999, Smithfield Foods, Inc. completed the acquisition of the Company and its interests in affiliated companies for 4.2 million shares of Smithfield Foods, Inc. stock and the assumption of approximately $231 million in debt, plus other liabilities. The agreement specifically excludes certain assets, as defined, the most significant of which are the Company's shares of Smithfield Foods, Inc. common stock.

                     Smithfield Foods, Inc. and Subsidiaries
           Pro Forma Consolidated Condensed Balance Sheet (Unaudited)
                               Purchase Assumption
                                As of May 2, 1999



                                                    Historical
                                          ------------------------------
                                           Smithfield      Carroll's Foods
                                           Foods, Inc.         Inc.              Pro Forma
                                             as of            as of             Adjustments    Pro Forma
                                          May 2, 1999      March 27, 1999         (Note 2)      Combined
                                          -----------      --------------      -------------    ------------

In thousands
Assets
Current assets:
    Cash                                  $   30,590         $     80          $      24 (A)    $   30,694
    Accounts receivable, net                 252,332           28,338              1,323 (A)       281,993
    Inventories                              348,856          129,564                  -           478,420
    Other current assets                      50,302           14,597                  4 (A)        54,384
                                                                                 (10,519)(B)
                                          -----------        ----------        -------------    ------------
       Total current assets                  682,080          172,579             (9,168)          845,491

Net property, plant and equipment            790,776          126,647             49,346 (A)     1,007,640
                                                                                  40,871 (C)

Other assets                                 298,758          159,857                 24 (A)       380,063
                                                                                 (39,022)(A)
                                                                                 (44,553)(B)
                                                                                  16,144 (C)
                                                                                 (11,145)(F)
                                          -----------        ----------        -------------    ------------
                                          $1,771,614         $459,083          $   2,497        $2,233,194
                                          ===========        ==========        =============    ============

Liabilities and Shareholders' Equity
Current liabilities:
    Notes payable                         $   63,900         $ 94,322          $       -        $  158,222
    Current portion of long-term debt
       and capital lease obligations          25,828              201              6,322 (A)        32,351
    Accounts payable                         207,703           23,078                  5 (A)       230,786
    Accrued liabilities                      168,784           15,803                434 (A)       185,021
                                          -----------        ----------        -------------    ------------

       Total current liabilities             466,215          133,404              6,761           606,380

Long-term debt and capital lease
    obligations                              594,241          118,195             16,379 (A)       728,815

Other noncurrent liabilities                 111,437            9,202             16,144 (D)       200,853
                                                                                  75,511 (E)
                                                                                 (11,441)(A)

Minority interests                            57,475                -            (11,145)(F)        46,330

Shareholders' equity                         542,246          198,282            (55,072)(B)       650,816
                                                                                (143,210)(G)
                                                                                 108,570 (H)
                                          -----------        ----------        -------------    ------------
                                          $1,771,614         $459,083          $   2,497        $2,233,194
                                          ===========        ==========        =============    ============


See the accompanying Notes to the Pro Forma Consolidated Condensed Financial Statements.

                     Smithfield Foods, Inc. and Subsidiaries
      Pro Forma Consolidated Condensed Statement of Operations (Unaudited)
                               Purchase Assumption
                           52 Weeks Ending May 2, 1999


                                                     Historical
                                           -------------------------------
                                            Smithfield     Carroll's Foods
                                           Foods, Inc. for   Inc. for            Pro Forma
                                            the 52 Weeks    the 52 Weeks        Adjustments     Pro Forma
                                           Ending 5/2/99   Ending 3/27/99        (Note 3)        Combined
                                           -------------   --------------       -----------     ---------
In thousands

Sales                                         $3,774,989       $ 334,128        $ (216,348)(I)  $ 3,892,769
Cost of sales                                  3,235,414         277,134          (216,348)(I)    3,296,200
                                              ----------       ---------        ----------      -----------
Gross profit                                     539,575          56,994                 -          596,569

Selling, general and administrative expenses     295,610          69,662               300 (J)      375,334
                                                                                     9,762 (K)

Depreciation expense                              63,524          13,314             1,600 (L)       78,438
Interest expense                                  40,521           9,965                 -           50,486
Minority interests                                (3,518)                                            (3,518)
                                              ----------       ---------        ----------      -----------

Income before income taxes                       143,438         (35,947)          (11,662)          95,829
                                                                                                          -
Income taxes                                      48,554               -            (4,606)(M)       29,749
                                                                                   (14,199)(N)            -
                                              ----------       ---------        ----------      -----------
Net income                                    $   94,884       $ (35,947)       $    7,143      $    66,080
                                              ==========       =========        ==========      ===========
Net income per share
    Basic                                     $     2.39                                        $      1.51
                                              ==========                                        ===========
    Diluted                                   $     2.32                                        $      1.46
                                              ==========                                        ===========
Average common shares outstanding
    Basic                                         39,628                             4,200           43,828
                                              ==========                        ==========      ===========
    Diluted                                       40,962                             4,200           45,162
                                              ==========                        ==========      ===========

See the accompanying Notes to the Pro Forma Consolidated Condensed Financial Statements.

                  Smithfield Foods, Inc. and Subsidiaries
      Pro Forma Consolidated Condensed Statement of Operations (Unaudited)
                            Purchase Assumption
                        53 Weeks Ending May 3, 1998


                                                     Historical
                                           --------------------------------
                                             Smithfield     Carroll's Foods
                                           Foods, Inc. for     Inc. for            Pro Forma
                                           the 53 Weeks       the 53 Weeks        Adjustments      Pro Forma
                                           Ending 5/3/98     Ending 3/28/98        (Note 3)        Combined
                                           --------------   ---------------       -----------     -----------
In thousands

Sales                                         $3,867,442       $ 452,885        $ (325,653)(I)   $ 3,994,674
Cost of sales                                  3,479,629         343,700          (325,653)(I)     3,497,676
                                              ----------       ---------        ----------       -----------
Gross profit                                     387,813         109,185                 -           496,998
                                                                                                           -

Selling, general and administrative expenses     219,861          73,887               300 (J)       294,048
                                                                                                           -

Depreciation expense                              42,300          13,290             1,600 (L)        57,190
Interest expense                                  31,891           7,422                 -            39,313
Minority interests                                   199               -                 -               199
Nonrecurring item                                 12,600               -                 -            12,600
                                              ----------       ---------        ----------       -----------
                                                                                                           -
Income before income taxes                        80,962          14,586            (1,900)           93,648
                                                                                                           -

Income taxes                                      27,562               -              (751)(M)        32,573
                                                                                     5,762 (N)             -
                                              ----------       ---------        ----------       -----------
Net income                                    $   53,400       $  14,586        $   (6,911)      $    61,075
                                              ==========       =========        ==========       ===========

Net income per share
    Basic                                     $     1.42                                         $      1.46
                                              ==========                                         ===========
    Diluted                                   $     1.34                                         $      1.39
                                              ==========                                         ===========
Average common shares outstanding
    Basic                                         37,532                             4,200            41,732
                                              ==========                        ==========       ===========
    Diluted                                       39,732                             4,200            43,932
                                              ==========                        ==========       ===========


See the accompanying Notes to the Pro Forma Consolidated Condensed Financial Statements.

                     SMITHFIELD FOODS, INC. AND SUBSIDIARIES
         NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

(1)   Basis of Reporting
The unaudited Pro Forma Consolidated Condensed Financial Statements of Smithfield Foods, Inc. and subsidiaries (the "Company") are provided to give effect to the acquisition completed May 7, 1999, of Carroll's Foods, Inc. ("CFI") and its affiliated companies and partnership interests in exchange for
4.2 million shares of the Company's common stock and the assumption of approximately $231.0 million in debt, plus other liabilities. The acquisition includes 100% of the capital stock of CFI, CFI's 50% interest in Smithfield-Carroll's ("Smithfield Carroll's"), CFI's 16% interest in Circle Four, CFI's 50% interest in Tar Heel Turkey Hatchery, 100% of CFI's turkey grow-out operation, CFI's 49% interest in Carolina Turkeys, and certain hog production interests in Brazil and Mexico. The acquisition agreement specifically excludes certain assets, as defined, the most significant of which is CFI's shares of the Company's common stock.

The pro forma information is based on the historical financial statements of the Company and CFI giving effect to the acquisition under the purchase method of accounting. The purchase price allocations have been completed on a preliminary basis, and as a result, post closing adjustments to the carrying value of assets and liabilities may occur. The Company expects that any purchase price adjustment will not result in a material change to the purchase price. The pro forma information does not purport to be indicative of the combined historical or future results of operations or financial position that would have been or will be reported had the assumptions and adjustments been transacted as described below.

The Pro Forma Consolidated Condensed Balance Sheet as of May 2, 1999 (for the period ended March 27, 1999 for CFI) presents the financial position assuming the acquisition had been completed as of that date. The Pro Forma Consolidated Condensed Statements of Operations for the 52 and 53 weeks ended May 2, 1999 and May 3, 1998 (for the 52 and 53 weeks ended March 27 and March 28, 1999 and 1998 respectively for CFI) present the results of operations for the combined entities assuming that the acquisition had been completed as of the beginning of the respective periods.

The Pro Forma Consolidated Condensed Financial Statements should be read in conjunction with the Company's Annual Report for the fiscal year ended May 2, 1999 and the accompanying audited historical financial statements and notes of CFI for the year ended December 26, 1998.

(2) Consolidated Condensed Balance Sheet Pro Forma Adjustments
The Pro Forma Consolidated Condensed Balance Sheet gives effect to the adjustments described below.

(A) To consolidate Smithfield-Carroll's, which prior to the acquisition, was a joint venture between the Company and CFI accounted for under the equity method by both companies.

(B) To eliminate the value of marketable securities, owned by CFI, that were excluded assets as part of the purchase agreement.
(C) To adjust the carrying value of property, plant and equipment values to preliminary estimates of fair market value and to recognize the excess purchase price over the fair value of assets acquired and liabilities assumed as goodwill.
(D) To record a deferred tax liability as part of the adjustment of the carrying value of property, plant and equipment.
(E) To record income taxes associated with a change from the cash method to the accrual method of accounting for federal income tax purposes for CFI. This adjustment will be recognized ratably over 10 years.
(F) To adjust for the acquisition of CFI's interest in the Company's 84% owned Circle Four hog production operations.
(G) To eliminate the remaining equity of CFI related to the assets acquired and liabilities assumed not eliminated by other adjustments.
(H) To record the issuance of 4.2 million shares in connection with the acquisition of CFI at an average of $25.85 per share.

(3) Consolidated Condensed Statements of Operation Pro Forma Adjustments
The Pro Forma Consolidated Condensed Statements of Operations give effect to the adjustments described below.

(I)      To eliminate intercompany sales.
(J) To record amortization expense associated with acquisition costs. Acquisition costs are amortized over a five-year period.
(K) To adjust for the gain realized by CFI on the sale of marketable securities that are excluded from the assets acquired.
(L) To record additional pro forma depreciation and amortization expense associated with the increase in the carrying value for property, plant and equipment and goodwill over their estimated useful lives. See adjustment C.
(M) To record the tax effect of the pro forma adjustments at the marginal tax rate.
(N) To recognize, at the marginal tax rate, CFI's reported results that would have been realized as part of the consolidated group.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            SMITHFIELD FOODS, INC.
                                            (Registrant)


                                        By: /s/ Aaron D. Trub
                                            -------------------------
                                                (Signature)

                                                Aaron D. Trub

Dated:  July 20, 1999